UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
December 27, 2010
INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (267) 440-4200

N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     We entered into new employment agreements as of December 27, 2010 with Peter Kies, our Chief Financial Officer, Niranjan Sardesai, our Senior Vice President, Research and Development, and Kevin W. Rassas, our Senior Vice President, Business Development.
     The respective employment agreements provide annual base salary of $230,000 for Mr. Kies, $235,000 for Mr. Sardesai and $225,000 for Mr. Rassas, subject to upward adjustment yearly by our compensation committee. Each executive is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our compensation committee. Each executive is also entitled to participate in such employee benefit plans or programs and is entitled to such other fringe benefits, as are from time to time adopted by our board of directors and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans or programs as determined by our board of directors or our compensation committee.
     If the executive’s employment is terminated by reason of death or total disability, we will pay the executive or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans or programs in which the executive is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for six months thereafter.
     If we terminate the executive’s employment for cause, as defined in the agreement, or executive terminates employment for other than good reason, as defined in the agreement, we will pay the executive any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and, in the case of termination for cause, all other accrued but unpaid rights as determined under our plans and programs in which the executive is then participating.
     If we terminate the executive’s employment other than on account of death, total disability or cause or the executive terminates his employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay the executive any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which the executive is then participating, a severance payment in the form of monthly payments of base salary for a period of 12 months following the effective date of termination and COBRA payments for 12 months following the effective date of termination.
     Each executive’s employment agreement contains certain non-competition and non-disclosure restrictions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.
By:	/s/ J. Joseph Kim
J. Joseph Kim,
President and Chief Executive Officer

Date: December 30, 2010